As filed with the Securities and Exchange Commission on October 4, 2000
                                                Registration No. 333-
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                  _________________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                  _________________________________________

                           GREAT BASIN WATER COMPANY
            (Exact Name of Registrant as specified in its charter)


Nevada                                        86-0889096
(State or other jurisdiction of               (IRS Employer
incorporation or organization)                Identification Number)

2950 E. Flamingo Road, Suite F                        89121
Las Vegas, NV                                         (Zip Code)
(Address of Principal executive offices)


                    Compensation and Consulting Agreements
                            (full name of the plan)


                             Darryl Schuttloffel
                        2950 E. Flamingo Road, Ste. F
                             Las Vegas, NV 89121
                   (Name and address of agent for services)


                               (702) 214-8440
       (Telephone number, including area code, of agent for services)


                                    CALCULATION OF REGISTRATION FEE
=================================================================================================
Title Of                                 Proposed           Proposed
Securities                               Maximum            Maximum Amount of
To Be                  Amount To Be      Offering Price     Aggregate Offering  Amount Of
Registered             Registered        Per Share          Price               Registration Fee
-------------------------------------------------------------------------------------------------
$0.001                 1,500,000 (1)     $0.4375 (2)        $656,250            $173.25
=================================================================================================

[FN]

[1] Represents shares to be issued pursuant to employment, consulting and professional service agreements for continued services by officers, attorneys, directors and consultants to Registrant, including services related to acquiring new or existing water companies and utility related products, seeking potential acquisitions with respect to Registrant's efforts to acquire and centralize utility organizations as a holding company, and legal services related to the preparation of a proxy statement.

[2] Pursuant to Rule 457[h], the maximum aggregate offering price (estimated solely for the purpose of calculating the registration fee based upon the average of the bid and asked price of the Registrant's Common Stock as of September 29, 2000.)


                                  PART I

              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428 (b) (1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     This Registration Statement on Form S-8 (the "Registration Statement") of the Great Basin Water Company, a Nevada corporation, (the "Registrant") covers 1,500,000 shares of the Registrant's common stock, par value $0.001 per share ("Common Stock").

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 2.   Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's Second Amended Form 10-SB filed on September 19, 2000, and the Registrant's Quarterly Report on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

     In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 3.   Description of the Securities.

     As of September 29, 2000, the Registrant has authority to issue 25,000,000 shares of common stock, at a par value of $.001 per share. The Registrant has, as of September 29, 2000, 10,369,973 shares of common stock outstanding. The Registrant's Articles of Incorporation provide that common stock may be issued from time to time by the Board of Directors without action by the stockholders. Further, the Articles of Incorporation provides that the Board of Directors may issue stock for consideration as may be fixed by the Board of Directors from time to time. The Registrant has not paid any dividends on its common stock. There are no provisions, other than as may be set forth in the Nevada Revised Statutes, that prohibit or limit the payment of dividends. There are no provisions in the Registrant's articles or by laws that would delay, defer or prevent a change in control of the Company.

Item 5.   Interests of Named Experts and Counsel.

     None.

Item 6.   Indemnification of Officers and Directors.

     The Registrant's By-Laws provides that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees, and agents to the fullest extend permitted under Nevada law. The Registrant is also empowered under its By-Laws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify.

     The Registrant's Articles of Incorporation provide that the Company's directors will not be personally liable to the Company or any of its stockholders for damages for breach of the director's fiduciary duty as a director or officer involving any act or omission of any such director or officer. Each director will continue to be subject to liability for breach of the director's fiduciary duties to the Company for acts and omissions that involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Nevada corporate law. Further, directors of the Company may still be held liable under any other laws, such as federal securities laws.

     Section 78.7502(1) of the Nevada Revised Statutes authorizes, in pertinent part, corporations to indemnify, at its discretion, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that his is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a directors, officer or employee of another corporation, partnership, joint venture, trust or enterprise.

     Further Section 78.7502(2) of the Nevada Revised Statutes authorizes, in pertinent part, corporations to indemnify, at its discretion, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Indemnification pursuant to this section is contingent upon the director, officer, employee or agent acting in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     The scope of the statutory indemnification provided for under Nevada law extends to expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director, officer, employee or agent of the corporation.

     Nevada Revised Statute 78.751 provides that a corporation may exercise its discretion in granting such immunity by majority vote of the board of directors, or through express provisions of a corporation's by-laws or articles of incorporation.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

5.1  Opinion of Tad Mailander, Esq.
23.1 Consent of Russell G. Nay, CPA
23.2 Consent of Tad Mailander, Esq. (included in 5.1)
24.1 Power of Attorney (included in signature page)

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

     (c) That for the purpose of determining liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (d) The Undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated herein by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against such liabilities (other than the payment by the Registrant of expenses paid or incurred by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant, pursuant to the requirements of the Securities Act of 1933, as amended, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized individual, in the City of Las Vegas, State of Nevada, on the 4th day of October, 2000.

                                GREAT BASIN WATER COMPANY, INC.


                                /s/DARRYL E. SCHUTTLOFFEL
                                By: Darryl Schuttloffel
                                Title: President, Chief Executive Officer,
                                Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Darryl Schuttloffel his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and dates indicated.

SIGNATURE                          TITLE
---------                          -----

/s/ Ray E. Warren                  Chairman of the Board and Director
Ray E. Warren

/s/ Darryl Schuttloffel            President, Chief Executive Officer, and
Darryl Schuttloffel                Director

/s/ Thomas Warren                  Chief Financial Officer, Director
Thomas Warren

/s/ Jay Taylor                     Director
Jay Taylor

/s/ Ron Drake                      Director
Ron Drake



                                EXHIBIT INDEX

Exhibit Number       Item
--------------       ----

5.1                  Opinion of Tad Mailander, Esq.
23.1                 Consent of Russell G. Nay, CPA
23.2                 Consent of Tad Mailander, Esq. (included in 5.1)
24.1                 Power of Attorney (included in signature page)